Exhibit 99.1

Lulus Announces Preliminary Second Quarter 2022 Results and Updates 2022 Guidance

CHICO, Calif., July 28, 2022 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today announced preliminary unaudited financial results for the second quarter ended July 3, 2022, and updated guidance for full year 2022. The Company also announced that it plans to release its second quarter results after the market close on Tuesday, August 16, 2022, at 5:00 p.m. Eastern Time.

Preliminary Second Quarter 2022 Highlights:

●	We expect net revenue of approximately $131.0 million to $132.0 million, which will represent approximately 26.5% to 27.5% growth compared to the same period last year.
●	We expect Adjusted EBITDA of approximately $14.5 million to $15.1 million, compared to $17.8 million during the same period last year.
●	We expect net income in the range of approximately $5.6 million to $6.2 million, compared to $8.3 million during the same period last year.

David McCreight, CEO of Lulus, said:

“Despite macroeconomic headwinds, we delivered double digit year-over-year and sequential revenue growth in Q2.  After a very strong start to Q2, in late May we began to see volatility in traffic trends and conversion rates, likely driven by increasing macro pressures that impacted our customer’s spending and merchandise returns behavior. While marketing spend remained first order profitable and in-line with historical efficiency ranges, merchandise return rates came in higher than expected and impacted net revenue trends and flow through to Adjusted EBITDA. Also, higher than expected shipping costs related to fuel surcharges further pressured Adjusted EBITDA. In response to changing customer behaviors, we are actively managing our inventory and discretionary expenses. We remain confident in our long-term plans for profitable growth as a leading apparel provider for Gen Z and Millennial women.”

Guidance:

Based upon the expectation of continued macroeconomic headwinds, we are revising our full year 2022 outlook for net revenue and Adjusted EBITDA.  Net revenue is expected to be between $440 million and $480 million, representing 17.1% and 27.8% growth over 2021 net revenue, as compared to our previous guidance range of between $490 million and $500 million. Adjusted EBITDA is expected to be between $35.0 million and $45.0 million, which represents 8.0% and 9.4% of net revenue, respectively, compared to our previous guidance range of between $50 million and $51 million. Capital expenditures are expected to be between $4.5 million and $6.0 million, compared to our previous guidance range of between $5.0 million and $7.0 million.  We reiterate our expectation for reported interest expense of $0.7 million, down from $12.8 million in 2021.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted.  Lulus’ outlook is based on current indications for its business. The net revenue and Adjusted EBITDA outlooks factor in our current best estimates for anticipated headwinds, including those related to COVID-19, inflation, supply chain pressures, shipping costs and the level of spending and returns by our customers. Given the volatile nature of current consumer demand and potential for further impacts to consumer behavior from inflation, fuel charges, and change in sentiment, Lulus’ guidance is subject to change.

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time on Tuesday, August 16, 2022, to discuss its second quarter 2022 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13731207.

Financial Disclosure Advisory

The preliminary, unaudited financial results included in this press release are based on information available as of July 28, 2022 and management’s initial review of operations and financial results for the second quarter 2022. They remain subject to change based on the completion of the Company’s customary quarterly financial closing and review procedures and are forward-looking statements. The Company assumes no obligation to update these statements, except as may be required by law. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in the Company's annual and quarterly filings with the Securities and Exchange Commission. Further, the Company’s independent auditor has not reviewed or performed any procedures on the preliminary, unaudited financial results.

About Lulus

Lulus is a customer driven, digitally native fashion brand for women. Based in California and serving millions of customers worldwide, Lulus develops styles with the customer in mind, using direct consumer feedback and insights to refine its products. With fresh inventory hitting the site almost daily, Lulus features on-trend, high-quality, must-have pieces, at affordable prices. As a brand built on customer feedback, Lulus puts an extreme focus on providing exceptional customer service and a personalized shopping experience. The brand’s world class personal stylists, bridal concierge, and customer care team take pride in offering a personalized shopping experience to every customer. Lulus was founded in 1996. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our expectations around the continued impact of the COVID-19 pandemic on our business, our operations, our growth, our investments, our preliminary financial results for the quarter ended July 3, 2022, and our financial outlook for the fiscal year ending January 1, 2023. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: risks related to the continued impact of the COVID-19 pandemic on our business, operations and financial results; our ability to successfully maintain our desired merchandise assortment or manage our inventory effectively; demand for our products, including our ability to anticipate, identify, measure, and respond quickly to fashion trends, customer preferences and demands; general economic conditions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract and retain customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; system security risks including security breaches; and our ability to fulfill orders. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended January 2, 2022, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”), we reference in this press release the following non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA Margin. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. Definitions of our non-GAAP financial measures and other operating metrics are presented below. A reconciliation of Adjusted EBITDA guidance to net income in a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to equity-based compensation expense and income tax, all of which are adjustments to Adjusted EBITDA.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before interest expense, income taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense and management fees. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP financial measure that we calculate as Adjusted EBITDA (as defined above) as a percentage of our net revenue.

A reconciliation to non-GAAP Adjusted EBITDA from net income for the quarter ended July 3, 2022 and July 4, 2021 is as follows:

	Quarter Ended
	July 3, 2022		July 4, 2021

	(in thousands, except percentages)
	Low	High
Net income	$ 5,600	$ 6,200	$ 8,344
Excluding:
Depreciation and amortization	1,000	1,000	696
Interest expense	100	100	3,617
Income tax provision	4,900	4,900	3,296
Management fees (1)	—	—	160
Equity-based compensation expense (2)	2,900	2,900	1,661
Adjusted EBITDA	$ 14,500	$ 15,100	$ 17,774
Adjusted EBITDA Margin	11.1%	11.4%	17.2%

(1)

Represents management fees and expenses paid pursuant to the professional services agreement with H.I.G. Capital, LLC and Institutional Venture Partners for consulting and other services. All outstanding management fees were settled and the management agreement was terminated at the time of the Company’s initial public offering in 2021.

(2)  The ranges provided for the three months ended July 3, 2022 include equity-based compensation expense for restricted stock unit awards granted during the three month period, as well as equity-based awards granted in prior periods.  The three months ended July 4, 2021 represents equity-based compensation expense for equity-based awards granted during the three month period, as well as equity-based awards granted in prior periods.

Contact

Crystal Landsem

Co-President and Chief Financial Officer

investors@lulus.com